Exhibit 1.2

JPMORGAN CHASE & Co.

JPMorgan Chase Senior Notes

JPMorgan Chase Subordinated Notes

MASTER AGENCY AGREEMENT

Originally dated as of October 27, 2003

Amended and Restated

As of November 1, 2007

To the Agents listed on

Exhibit A hereto and

each person that shall

have become an Agent as

provided in Section 3(c)

hereof:

Dear Ladies and Gentlemen:

1. Introduction. JPMorgan Chase & Co., a Delaware corporation (the “Company”), confirms its agreement with each of you (individually an “Agent” and collectively the “Agents”) with respect to the issue and sale from time to time by the Company of its JPMorgan Chase Senior Notes, Series G and JPMorgan Chase Subordinated Notes, Series B registered under the registration statements referred to in Section 2 (together, the “JPMorgan Chase Notes” or the “Securities”). The Securities will be issued (a) in the case of the JPMorgan Chase Senior Notes, under an Indenture dated as of December 1, 1989, as amended from time to time (as so amended and as it has been amended by the Trust Indenture Reform Act of 1990, the “Senior Indenture”), between the Company and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as trustee (the “Senior Trustee”) and (b) in the case of the JPMorgan Chase Subordinated Notes, under the Amended and Restated Indenture dated as of December 15, 1992, as amended from time to time (as so amended and as it has been amended by the Trust Indenture Reform Act of 1990, the “Subordinated Indenture” and together with the Senior Indenture, the “Indentures”), between the Company and U.S. Bank Trust National Association, as successor trustee (the “Subordinated Trustee” and, together with the Senior Trustee, the “Trustees”).

The Securities shall have the maturities, interest rates, redemption provisions and other terms set forth in the Prospectus referred to in Section 2(a) as such Prospectus may be supplemented from time to time. The Securities will be issued and the terms thereof established from time to time by the Company in accordance with the Indentures and the applicable Procedures (as defined in Section 3(g)).

The Prospectus and each Pricing Supplement (as defined below) relating to the Securities being sold that is prepared by the Company at or prior to each time when sales of the Securities are first made (each a “Time of Sale”) are referred to as the “Time of Sale Information”.

2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Agent as follows:

(a) Registration Statement on Form S-3 (File No. 333-146731) relating to senior and subordinated debt securities and other securities of the Company is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act of 1933, as amended (the “Act”) that has been filed with the Securities and Exchange Commission (the “Commission”) under the Act not earlier than three years prior to the date hereof. Such registration statement, as amended as of the Closing Date (as defined in Section 6 below), including the documents incorporated therein by reference is hereinafter referred to as the “Registration Statement” and the prospectus relating to the Registration Statement, as supplemented by a prospectus supplement setting forth the terms of the Securities, including all material incorporated by reference therein, in the form in which such prospectus and prospectus supplement have most recently been filed, or transmitted for filing, with the Commission pursuant to paragraph (b) of Rule 424 of the rules and regulations adopted by the Commission thereunder, is hereinafter referred to as the “Prospectus”.

(b) No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose, pursuant to Rule 401(g)(2) under the Act or pursuant to Section 8A of the Act against the Company or related to any offering has been initiated or threatened by the Commission; on the date it most recently became effective under the Act, the Registration Statement conformed in all respects to the requirements of the Act, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and the rules and regulations adopted by the Commission under the Act and the Trust Indenture Act (the “Rules and Regulations”) and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the Closing Date the Registration Statement and the Prospectus will conform in all respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and at each of the times of amending or supplementing referred to in Section 7(b) hereof, the Registration Statement and the Prospectus as then amended or supplemented will conform in all respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that no representation is made with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualifications (Form T-1) of the Trustees under the Trust Indenture Act or (ii) statements in or omissions from the Registration Statement or the Prospectus based upon written information furnished to the Company by any Agent specifically for use therein.

(c) As of the time any JPMorgan Chase Notes are issued and sold hereunder, the applicable Indenture will constitute a legal, valid and binding instrument enforceable against the Company in accordance with its terms and such JPMorgan Chase Notes will have been duly authorized and executed, and when authenticated as provided in the applicable Indenture or the Procedures (as defined herein) and paid for by the purchasers thereof, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the applicable Indenture, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d) The Time of Sale Information, at each Time of Sale, and at the time of delivery of the Securities sold at such Time of Sale, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Agent furnished to the Company in writing by such Agent expressly for use in such Time of Sale Information.

(e) Other than the Prospectus and Pricing Supplement related to the Securities being sold, the Company (including its agents and representatives, other than the Agents in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities being sold other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act or (ii) any Issuer Free Writing Prospectus (as defined below) approved in writing in advance by the Lead Agent. As used herein, “Issuer Free Writing Prospectus” means a “written communication” (as defined in Rule 405 under the Act), other than a communication referred to in clause (i) above, that constitutes an offer to sell or solicitation of an offer to buy the Securities and that has been prepared by the Company or prepared by the Company’s agents and representatives and approved in writing by the Company. Each such Issuer Free Writing Prospectus will comply in all material respects with the Act, will be filed in accordance with the Act (to the extent required thereby) and, when taken together with the Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, will not, at the time it is used or at the time of delivery of the Securities to which it relates, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Agent furnished to the Company in writing by such Agent expressly for use in any Issuer Free Writing Prospectus.

(f) The Company acknowledges and agrees that the Agents are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offerings of Securities contemplated hereby (including in connection with determining the terms of each offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Lead Agent nor any other Agent is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such maters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Agents shall have no responsibility or liability to the Company with respect thereto. Any review by the Agents of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Agents and shall not be on behalf of the Company.

(g) The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Act, in each case at the times specified in the Act in connection with each offering of the Securities.

3. Establishment of Agency; Solicitations by Agents.

(a) Subject to the terms and conditions set forth herein and to the reservation by the Company of the right to (i) sell Securities directly on its own behalf at any time and to any person, (ii) cause Additional Agents (as defined below) to become parties to this Agreement or enter into similar agreements from time to time pursuant to Section 3(c) and (iii) accept (but not solicit) offers to purchase Securities through Additional Agents on substantially the same terms and conditions as would apply to the Agents, the Company hereby (x) appoints each Agent an agent of the Company for the purpose of soliciting and receiving offers to purchase Securities from the Company and (y) agrees that whenever the Company determines to sell Securities pursuant to this Agreement, such Securities shall be sold pursuant to a Terms Agreement (as defined herein) relating to such sale in accordance with the provisions of Section 4 (a) hereof between the Company and J.P. Morgan Securities Inc. (the “Lead Agent”), pursuant to which the Lead Agent shall purchase such Securities as principal for resale to the public or for resale to one or more of the other Agents or dealers, each of whom will purchase as principal for resale to the public or to other dealers, as further set forth in this Agreement. This Agreement shall only apply to sales of the Securities and not to sales of any other securities or evidences of indebtedness of the Company and only on the specific terms set forth herein.

(b) On the basis of the representations and warranties and subject to the terms and conditions set forth herein, each Agent severally and not jointly hereby agrees, as agent of the Company, to use reasonable efforts when requested by the Company to solicit and receive offers to purchase Securities upon the terms and conditions set forth in the Prospectus as then amended or supplemented and in the applicable Procedures. The Agents are authorized to solicit offers to purchase the Securities in the United States and only in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000, at a purchase price equal to 100% of the principal amount thereof, plus accrued interest, if any, or such other price as is authorized by the Company (the “Offering Price”).

(c) The Company may from time to time appoint one or more additional financial institutions experienced in the distribution of securities similar to the Securities (each such additional institution herein referred to as an “Additional Agent”) as agent(s) hereunder pursuant to a letter (an “Agent Accession Letter”) substantially in the form attached hereto as Exhibit B to this Agreement, whereupon each such Additional Agent shall, subject to the terms and conditions of this Agreement and the Agent Accession Letter, become a party to this Agreement as an agent, vested with all the authority, rights and powers and subject to all the duties and obligations of an Agent as if originally named as an Agent hereunder. If the Company shall appoint any Additional Agent(s) pursuant to an Agent Accession Letter in accordance with this subsection (c), the Company shall provide each Agent with a copy of such executed Agent Accession Letter.

(d) Upon receipt of any notice delivered by the Company pursuant to Section 5(b), each Agent shall suspend its solicitation of offers to purchase Securities until the Company shall have amended or supplemented the Registration Statement or the Prospectus as contemplated by Section 5(b) and shall have advised such Agent that such solicitation may be resumed.

(e) The Company reserves the right, in its sole discretion, to suspend, at any time and for any period, the solicitation of offers to purchase Securities. Upon receipt of any notice of such suspension from the Company, each Agent shall as soon as possible, but in no event later than one Business Day (as defined in the applicable Procedures) in New York City after receipt of such notice, suspend its solicitation of offers to purchase Securities until the Company shall have advised such Agent that such solicitation may be resumed.

(f) The Lead Agent shall promptly communicate to the Company, orally or in writing, each offer to purchase Securities received by the Agents, other than offers rejected by it pursuant to the next sentence. Each Agent shall have the right, in its discretion reasonably exercised, to reject as unreasonable any offer to purchase Securities received by it and no such rejection shall be deemed a breach of its obligations hereunder. Unless authorized by the Lead Agent in each instance, each Agent agrees not to submit an offer to purchase Securities for which an order from a purchaser has not been received. The Company shall have the sole right to accept offers to purchase Securities and may, in its sole discretion, reject any offer in whole or in part.

(g) Administrative procedures respecting the sale of Securities (the “Procedures”) shall be agreed upon from time to time by the Lead Agent and the Company. The initial Procedures, which are set forth in Exhibit C hereto, shall remain in effect until changed by agreement between the Company and the Lead Agent. The Agents and the Company agree to perform the respective duties and obligations, and to observe the restrictions, specifically provided to be performed and observed by them in the applicable Procedures.

4. Purchases as Principal. (a) Each sale of Securities shall be made in accordance with the terms of this Agreement and a separate agreement to be entered into between the Company and the Lead Agent which will provide for the sale of such Securities to, and the purchase of and reoffering thereof by, the Lead Agent as principal (a “Terms Agreement”). Each such Terms Agreement, which may be oral (in which case a written confirmation of terms shall be delivered by the Lead Agent to the Company), shall be substantially in the form attached hereto as Exhibit D or in such other form as the Company and the Lead Agent may agree. The agreement of the Lead Agent to purchase Securities pursuant to any Terms Agreement, unless otherwise set forth therein, shall be deemed to be made on the basis of the representations, warranties and agreements of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall describe the Securities to be purchased pursuant thereto by the Lead Agent as principal, and shall specify, among other things, the aggregate principal amount of Securities to be purchased, the interest rate and maturity date of such Securities, whether the interest rate will be a fixed or floating interest rate, the interest payment dates, the Offering Price, the Agents’ Concession (as defined below) to be paid to the Lead Agent, the Dealers’ Concession (as defined below), the Reallowance (as defined below), if any, the net proceeds to the Company, the time of delivery of and payment for such Securities (the “Settlement Date”), whether the Securities are redeemable or repayable, including pursuant to a Survivor’s Option (as defined in the Prospectus), and on what terms and conditions, whether there are any additional conditions precedent (including the delivery of additional opinions, certificates, accountant’s letters and other documents in the form of such opinions, certificates, accountant’s letters and other documents required to be delivered pursuant to Section 6) to the obligations of the Lead Agent under such Terms Agreement and any other relevant terms, including the forms of any approved Issuer Free Writing Prospectus to be used in connection with the offer of the relevant Securities.

(b) Upon the closing of the sale of any Securities sold by the Company to the Lead Agent pursuant to a Terms Agreement as a result of a solicitation made by the Agents, the Company agrees to pay the Lead Agent a concession in accordance with the schedule set forth in Exhibit E hereto applicable to such Security or such other concession upon which the Company and the Lead Agent agree in the form of a discount on the principal amount of notes sold (the “Agents’ Concession”); provided, however, that if the Company and the Lead Agent agree that based on market conditions and other factors in existence at the time of any sale of Securities, such commissions shall be subject to negotiation between the Company and the Lead Agent and shall be disclosed in the Pricing Supplement relating to such Securities. The Agents’ Concession shall be set forth in the applicable Terms Agreement and Pricing Supplement. The Lead Agent and the other Agents will share the Agents’ Concession in such proportions as they and the Company may agree.

(c) Unless otherwise agreed to by the Lead Agent, each Agent shall purchase from the Lead Agent as principal for resale to the public, or to other dealers as set forth in Section 4(d) below, such aggregate principal amount of Securities with respect to which it has communicated offers to purchase to the Lead Agent (the “Commitment Amount”). The agreement of each Agent to purchase Securities from the Lead Agent shall be deemed to be made on the basis of the representations, warranties and agreements of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Agent agrees to deliver to the Lead Agent on the Settlement Date (or on such later date as may be specified by the Lead Agent) and at the place specified by the Lead Agent immediately available funds, payable to the order of the Lead Agent, for (i) an amount equal to the Offering Price, less the applicable Agents’ Concession in respect of such Agent’s Commitment Amount or (ii) such other amount as the Lead Agent shall advise such Agent. The Lead Agent will make payment to the Company against delivery to the Lead Agent for each Agent’s account of the Securities to be purchased by each Agent, and the Lead Agent will deliver to each Agent the Securities paid for by such Agent. If the Lead Agent has determined that transactions in the Securities are to be settled through the facilities of DTC or another clearinghouse facility, payment for and delivery of Securities purchased by each Agent shall be made through such facilities, if such Agent is a member, or, if such Agent is not a member, settlement shall be made through such Agent’s ordinary correspondent who is a member.

(d) In connection with the resale of the Securities purchased, the Agents may engage the services of broker-dealers in connection with the resale of the Securities (each, a “Dealer”); and such Agent may sell Securities to a Dealer at a price not less than the Offering Price less the applicable concession to dealers set forth in the applicable Pricing Supplement (the “Dealers’ Concession”); provided, however, that:

(i) Each Agent agrees that any Dealer it may engage will agree that (i) such Dealer is either (a) a member in good standing of the Financial Industry Regulatory Authority (“FINRA”) or (b) a foreign bank, dealer or institution not eligible for membership in FINRA and not registered under the Exchange Act (a “non-member foreign dealer”), (ii) (a) if such Dealer is a member of FINRA, such Dealer will comply with the requirements of FINRA Conduct Rule 2740 and Interpretive Material-2740 of the Conduct Rules of the FINRA, and such Dealer will not grant any concessions, discounts or other allowances which are not permitted by that section or (b) if such Dealer is a non-member foreign dealer, such Dealer will not make any sales of the Securities in, or to nationals or residents of, the United States, its territories or its possessions, and that in making any sales of the Securities such Dealer will comply, as though it is a member of FINRA, with (A) the requirements of FINRA Conduct Rule 2790, (B) the requirements of FINRA Conduct Rule 2730 and Interpretive Material-2730, FINRA Conduct Rule 2750 and Interpretive Material-2750, and FINRA Conduct Rule 2420 and Interpretive Material 2420-1 and (C) to the extent applicable to such Dealer, the requirements of FINRA Conduct Rule 2420 and Interpretive Material 2420-1;

(ii) Each Agent agrees that any Dealer it may engage will agree to comply with the duties and obligations of the Agents set forth in the Letter Agreement from the Agents to the Lead Agent dated October 27, 2003 as if applicable to such Dealer; and

(iii) Each Agent agrees that any Dealer it may engage will agree that (i) such Dealer will offer the Securities to the public at the Offering Price and (ii) such Dealer will not reallow a discount on sales to other dealers in an amount in excess of the reallowance set forth in the applicable Pricing Supplement, if any (the “Reallowance”).

5. Certain Agreements of the Company. The Company agrees with the Agents that:

(a) The Company will advise each Agent promptly of any proposal to amend or supplement any Time of Sale Information, the Prospectus or the Registration Statement (except, in each case, for filings pursuant to its obligations under the Exchange Act) or to register the Securities under any registration statements other than the Registration Statement referred to in Section 2(a) above (other than any proposal for an amendment or supplement or additional registration statement that relates only to the offering and sale of securities other than the Securities or the offering and sale of Securities other than through such Agent). The Company will also advise each Agent promptly (i) of the filing with the Commission of each amendment or supplement to the Prospectus, any Issuer Free Writing Prospectus or the Registration Statement and each such additional registration statement (other than any amendment, supplement or additional registration statement that relates only to the offering and sale of securities other than the Securities or the offering and sale of Securities other than through such Agent), (ii) the institution by the Commission of any stop order proceedings, proceedings pursuant to Rule 401(g)(2) under the Act or proceedings pursuant to Section 8A of the Act in respect of the Registration Statement or any such additional registration statement, and will use its best efforts to prevent the issuance of any such stop order and, if such a stop order is issued, to obtain its lifting as soon as possible and (iii) receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose.

(b) (1) If, at any time when a prospectus is required to be delivered (or required to be delivered but for Rule 172 under the Act) under the Act, any event shall occur as a result of which the Prospectus as then amended or supplemented shall include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Registration Statement or the Prospectus to comply with the Act, the Company will promptly (i) notify each Agent to suspend the solicitation of purchases of the Securities and to cease sale of any Securities by the Lead Agent and (ii) prepare and file with the Commission an amendment or supplement that will correct such untrue statement or omission or effect such compliance and (2) if at any time prior to the time of delivery of any Securities (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the

Company will immediately notify the relevant Agents thereof and forthwith prepare and, subject to paragraph (a) above, file with the Commission (to the extent required) and furnish to the relevant Agents and to such dealers as the Lead Agent may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law.

(c) The Company agrees that it will not solicit or accept offers to purchase Securities from any Agent during any period when (i) the Company shall have been advised by either Moody’s Investors Services, Inc. or Standard & Poor’s, a division of The McGraw-Hill Companies Inc. that such organization has determined to downgrade the rating of the Securities or any other debt obligations or any preferred stock of the Company and such downgrade shall not yet have been publicly announced, or (ii) there shall have occurred a material change in the financial condition or business of the Company and its subsidiaries, taken as a whole, and such event shall not have been disclosed in the Time of Sale Information or the Prospectus (directly or by incorporation by reference); provided, however, that the Company shall not be obligated to inform any Agent of the reason for, or describe the occurrence of any event that may have occasioned the need for, the suspension of its solicitation or acceptance of offers.

(d) Not later than 16 months after the date of each acceptance by the Company of an offer to purchase Securities hereunder, the Company will make generally available to its security holders an earnings statement that will satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder covering a period of at least 12 months beginning after the last to occur of (i) the “effective date” (as defined in Rule 158) of the Registration Statement, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of such acceptance and (iii) the date of the Annual Report of the Company on Form 10-K most recently filed with the Commission prior to the date of such acceptance.

(e) The Company will furnish to each Agent copies of any Issuer Free Writing Prospectus, the Prospectus and the Registration Statement (including the exhibits thereto relating to the offering by the Company thereunder of the Securities, but excluding the documents incorporated by reference), and all amendments and supplements to any Issuer Free Writing Prospectus, the Prospectus and the Registration Statement and all additional registration statements pursuant to which any of the Securities may be registered (other than any amendment, supplement or additional registration statement that relates only to the offering and sale of securities other than Securities or any pricing supplement relating to the offering and sale of Securities other than through such Agent), in each case as soon as available and in such quantities as shall be reasonably requested. The Company will prepare, with respect to any Securities to be sold through or to the Agents pursuant to this Agreement, any Issuer Free Writing Prospectus which the Company and the relevant Agents agree to use in connection with the sale of such Securities, and will file such Issuer Free Writing Prospectuses to the extent required by Rule 433 under the Act. The Company will prepare, with respect to any Securities to be sold through or to the Agents pursuant to this Agreement, a pricing supplement with respect to such Securities in substantially the form attached hereto as Exhibit F (a “Pricing Supplement”) and will file such Pricing Supplement with the Commission pursuant to Rule 424(b) under the Securities Act not later than the time specified by such rule.

(f) The Company will arrange for the qualification of the Securities for sale, if any, and the determination of their eligibility for investment under the laws of such jurisdictions as the Lead Agent may designate and will continue such qualifications in effect so long as required for the distribution of the Securities; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction.

(g) At any time when a Prospectus is required to be delivered (or required to be delivered but for Rule 172 under the Act) under the Act, and if not publicly available through the Commission’s website, the Company will furnish to each Agent, (i) as soon as practicable after the end of each fiscal year, the number of copies reasonably requested by such Agent of its annual report to stockholders for such year, (ii) as soon as available, the number of copies reasonably requested by such Agent of each report (including without limitation reports on Forms 10-K, 10-Q and 8-K) or definitive proxy statement of the Company filed with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or mailed to stockholders and (iii) from time to time, such other information concerning the Company as such Agent may reasonably request. The Company also will furnish each Agent with copies of any press release or general announcement to the general public, in each case upon request by the Agent.

(h) The Company will pay all expenses incident to the performance of its obligations under this Agreement and the reasonable fees and disbursements of Cravath, Swaine & Moore LLP, counsel for the Agents, in connection with the offering and sale of the Securities and will reimburse each Agent for any expenses (including fees and disbursements of counsel) incurred by it in connection with the qualification of the Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as such Agent may designate and the printing of memoranda relating thereto and for any fees charged by investment rating agencies for the rating of the Securities. The Company will determine with the Agents the amount of advertising, if any, appropriate in connection with the solicitation of offers to purchase Securities and will pay, or reimburse the Agents for, all advertising expenses approved by it.

(i) The Company will, pursuant to reasonable procedures developed in good faith, retain copies of any Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Act.

6. Conditions to Agents’ Obligations. The obligation of each Agent to solicit or receive offers to purchase Securities shall be subject to the continued accuracy in all material respects of the representations and warranties of the Company set forth herein, to the performance by the Company of its obligations hereunder and to each of the following additional conditions precedent:

(a) (i) No stop order suspending the effectiveness of the Registration Statement or suspending the qualification of the applicable Indenture shall have been issued and no proceedings for that purpose, pursuant to Rule 401(g)(2) under the Act or pursuant to Section 8A under the Act shall have been instituted or, to the knowledge of the Company or such Agent, shall be contemplated by the Commission, the Prospectus and any Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Act), and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Lead Agent.

(a) (i) No stop order suspending the effectiveness of the Registration Statement or suspending the qualification of the applicable Indenture shall have been issued and no proceedings for that purpose, pursuant to Rule 401(g)(2) under the Act or pursuant to Section 8A under the Act shall have been instituted or, to the knowledge of the Company or such Agent, shall be contemplated by the Commission, the Prospectus and any Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Act), and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Lead Agent.

(ii) (A) No downgrading shall have occurred in the rating accorded the Securities or any other debt securities of the Company by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (B) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock of or guaranteed by the Company (other than an announcement with positive implications of a possible upgrading).

(b) Subsequent to the date of this Agreement and each Terms Agreement, there shall not have occurred any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or its subsidiaries that is not described in the Time of Sale Information and, in the judgment of the Lead Agent, is so material and adverse as to make it impracticable or inadvisable to proceed with the offering, sale or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus and the Time of Sale Information.

(c) Such Agent shall have received an opinion of Simpson Thacher & Bartlett LLP, counsel for the Company or such other counsel as is acceptable to the Lead Agent, including in-house counsel, dated the Closing Date, to the effect that:

(i) The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware, and JPMorgan Chase Bank, National Association has been duly organized and is validly existing and in good standing as a national banking association under the laws of the United States, in each case with full corporate power and authority to conduct its business as described in the Registration Statement and the Prospectus;

(ii) Each Indenture has been duly authorized, executed and delivered by the Company and duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and, assuming that each Indenture is the valid and legally binding obligation of its Trustee, constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally; general equitable principles (whether considered in a proceeding in equity or at law); and an implied covenant of good faith and fair dealing;

(iii) The Securities have been duly authorized by the Company and, when the terms of the Securities and of their issue and sale have been duly established in accordance with the applicable Indenture and this Agreement so as not to violate any applicable law or agreement or instrument then binding on the Company, and when the Securities have been duly executed by the Company and duly authenticated by the Trustee or JPMorgan Chase Bank, National Association, as Authenticating Agent under the applicable Indenture, on behalf of the Trustee in accordance with the provisions of the relevant Indenture, and upon payment and delivery in accordance with this Agreement and the applicable Terms Agreement, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their respective terms and entitled to the benefits of the applicable Indenture, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law), and an implied covenant of good faith and fair dealing;

(iv) The issue and sale of the Securities by the Company and the execution, delivery and performance by the Company of this Agreement and the performance of the Indentures by the Company will not breach, or result in a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument filed or incorporated by reference as an exhibit to the Registration Statement or any of the Exchange Act Documents, nor will such actions violate the Certificate of Incorporation or By-laws of the Company or any federal or New York statute or the Delaware General Corporation Law or any rule or regulation that has been issued pursuant to any federal or New York statute or the Delaware General Corporation Law or any order known to us issued pursuant to any federal or New York statute or the Delaware General Corporation Law by any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except that it is understood that no opinion is given in this paragraph (iv) with respect to any federal or state securities law or any rule or regulation issued pursuant to any federal or state securities law;

(v) No consent, approval, authorization, order, registration or qualification of or with any federal or New York governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware General Corporation Law or, to our knowledge, any federal or New York court or any Delaware court acting pursuant to the Delaware

General Corporation Law is required for the issue and sale of the Securities by the Company and the compliance by the Company with all provisions of this Agreement and the Indentures, except that it is understood that no opinion is given in this paragraph (v) with respect to any federal or state securities law or any rule or regulation issued pursuant to any federal or state securities law.

(vi) The statements made in the Prospectus under the captions “Description of Notes” and “Description of Debt Securities”, insofar as they purport to constitute summaries of certain terms of the documents referred to therein, constitute accurate summaries of the terms of such documents in all material respects (subject to the insertion in the Securities of the maturity dates, interest rates and other similar terms thereof which are to be described in Term Sheets and/or Pricing Supplements to the Prospectus);

(vii) The Registration Statement has become effective under the Act; and to knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission;

(viii) To such counsel’s knowledge, there are no contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement or incorporated by reference therein which are not described and filed or incorporated by reference as required; and

(ix) This Agreement has been duly authorized, executed and delivered by the Company.

(d) Such Agent shall have received a letter of Simpson Thacher & Bartlett LLP, counsel for the Company or such other counsel as is acceptable to such Agent, including in-house counsel, dated the Closing Date, to the effect that such counsel:

(i) advises you that each of the Registration Statement, as of the date it first became effective under the Securities Act, and the Prospectus, as of its date, appeared, on its face, to be appropriately responsive, in all material respects, to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, except that in each case such counsel expresses no view with respect to the financial statements or other financial or statistical data contained in, incorporated or deemed incorporated by reference in, or omitted from the Registration Statement, the Prospectus or the Exchange Act Documents; and

(ii) nothing has come to such counsel’s attention that causes such counsel to believe that (a) the Registration Statement (including the Exchange Act Documents and the Prospectus deemed to be a part thereof), as of the date the most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable, was filed with the Commission, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (b) the Prospectus (including the Exchange Act Documents incorporated or deemed incorporated by reference therein), as of the date of the Prospectus or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that such counsel expresses no belief in either of clauses (a) or (b) above with respect to the financial statements or other financial or statistical data contained in, incorporated or deemed incorporated by reference in, or omitted from the Registration Statement, the Prospectus or the Exchange Act Documents.

(e) Such Agent shall have received a certificate, dated the Closing Date, of the Chairman of the Board, the President, any Vice-Chairman, the Chief Financial Officer, the Treasurer or any other Executive Officer of the Company in which such officer shall state, to the best of his or her knowledge after reasonable investigation, that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the date of such certificate, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the financial position or results of operations of the Company and its subsidiaries, except as set forth in or contemplated by the Prospectus or as described in such certificate.

(f) Such Agent shall have received a letter of PricewaterhouseCoopers LLP, addressed jointly to the Company and the Agents, dated the Closing Date and satisfactory to such Agent, confirming that they are independent public accountants within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Commission, and stating in effect that (i) in their opinion the financial statements and schedules examined by them and included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the rules and related regulations adopted by the Commission, (ii) on the basis of a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company responsible for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that (A) the unaudited financial statements in the Prospectus, if any, do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission, (B) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than five business days prior to the Closing Date, there was any change in the Company’s common stock or preferred stock, increase in long-term debt of the Company and its consolidated subsidiaries or any decrease (other than as occasioned by the declaration of regular dividends) in consolidated stockholders’ equity of the Company and its consolidated subsidiaries as compared with amounts shown on the latest balance sheet included in the Prospectus; or (C) for the period from the closing date of the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in the consolidated net interest income, net interest income after provision for loan losses, or net income or net income per common share of the Company and its subsidiaries on a consolidated basis, except in all instances for changes or decreases set forth in such letter or which the Prospectus discloses have occurred or may occur, and (iii) they have compared certain agreed dollar amounts (or percentages derived from such dollar amounts) and other financial information (and ratios) included in the Prospectus (to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company’s accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter, and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter. For purposes of this subsection, “Prospectus” shall mean the Prospectus as amended and supplemented on the date of such letter. All financial statements included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.

(g) Such Agent shall have received from Cravath, Swaine & Moore LLP, counsel for the Agents, one or more opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Securities, the Registration Statement, the Prospectus and other related matters as it may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

The opinions, certificates, letters and other documents required to be delivered by this Section 6 were delivered at the office of the Company at 270 Park Avenue, New York, New York 10017 on November 1, 2007, the time and date of such delivery being herein called the “Closing Date”. The Company will furnish each Agent with such conformed copies of such opinions, certificates, letters and other documents as it may reasonably request.

In the event that, after the Closing Date, the Company shall determine (x) to increase pursuant to and in accordance with the terms and provisions of the Indentures, the aggregate principal amount of the Securities that may be authenticated and delivered under the Indentures and/or (y) to register a portion of the Securities under a registration statement or registration statements in addition to the Registration Statement referred to in Section 2(a) above, the Company shall (i) promptly comply with its obligations and take any steps as are required to be taken by it pursuant to Sections 5(a), (e), (f) and (h) hereof, (ii) not later than 10:00 a.m., New York City time, on the date on which any such supplements or amendments to the Prospectus or the Registration Statements, or any additional registration statements, shall be filed by the Company with the Commission under the Act and shall have been declared or deemed effective, or at such later time and date as shall be mutually agreed by the Company and the Lead Agent, deliver or cause to be delivered to each Agent and its counsel the opinions, certificates, letters and other documents required to be delivered pursuant to paragraphs (c), (d), (e), (f) and (g) of this Section 6, and (iii) if applicable, deliver to each Agent a certificate, dated the date each of the other certificates delivered pursuant to clause (ii) above are being delivered, and executed by the Chairman of the Board, the President, any Vice-Chairman, the Chief Financial Officer, the Treasurer, any other Executive Officer of the Company, reaffirming each of the representations and warranties of the Company set forth in Section 2 with respect to any registration statement and any prospectus included in such registration statement filed after the date hereof relating to the Securities.

For purposes of the documents required to be delivered pursuant to the preceding paragraph, the term “Registration Statement” shall be deemed to refer to the Registration Statement referred to in Section 2(a), together with any such additional registration statement or registration statements relating to the Securities, in each case as amended or supplemented; the term “Prospectus” shall refer to the Prospectus as so amended or supplemented; and the term “Closing Date” shall be deemed to refer to the date on which the requirements under the preceding paragraph are satisfied. As of and after the requirements of the preceding paragraph are satisfied, the foregoing terms shall be deemed to be so amended for all purposes of this Agreement.

In the case of Additional Agents, the conditions set forth in paragraphs (c), (d), (e), (f) and (g) of this Section 6 shall be deemed satisfied by the delivery of copies of the documents delivered to the Additional Agents pursuant to such paragraphs on the Closing Date.

7. Additional Covenants of the Company. The Company agrees that:

(a) Each acceptance by the Company of an offer to purchase Securities shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement are true and correct in all material respects at the time of such acceptance and a covenant and an affirmation that such representations and warranties will be true and correct at the Time of Sale of such Securities and at the time of delivery to the Lead Agent of the Securities relating to such acceptance as though made at and as of such time, it being understood that such representations and warranties shall relate to the Registration Statement, the Time of Sale Information and the Prospectus as amended or supplemented at such time.

(b) Promptly after the filing with the Commission of each amendment of or supplement to the Registration Statement or the Prospectus under the Act (other than (i) information filed or furnished to the Commission in a Current Report on Form 8-K (or any successor form thereto); (ii) an exhibit to the Registration Statement or Prospectus that does not relate to the Securities; (iii) any amendment or supplement which relates only to the offering and sale of securities other than the Securities or which serves only to set forth, or reflect a change in, the terms of any Securities or the principal amount of Securities remaining to be sold or any similar information), the Company shall furnish each Agent with a certificate of the Chairman of the Board, the President, any Vice-Chairman, the Chief Financial Officer, the Treasurer or any other Executive Officer of the Company, dated the date of such amendment, supplement or filing to the same effect as the certificate referred to in Section 6(e), modified as necessary to relate to the Registration Statement and the Prospectus as amended or supplemented to the date of such certificate; provided, however, that the Company shall not be required during any period in which it has instructed each Agent to cease or each Agent has ceased soliciting offers to purchase Securities to furnish each Agent with such certificate, provided that the obligation of each Agent to begin thereafter to solicit offers to purchase Securities shall be subject to the delivery of such certificate dated the latest date on which the Company would but for this proviso have been required to furnish such certificate.

(c) Prior to 8:00 a.m. (New York City time) on the settlement date of the first sale of Securities after the filing with the Commission of each Quarterly Report on Form 10-Q or Annual Report on Form 10-K of the Company, the Company shall furnish each Agent requesting it with a written opinion of Simpson Thacher & Bartlett LLP, counsel for the Company, or such other counsel as is acceptable to each Agent, including in-house counsel, dated the date on which such Form 10-Q or Form 10-K was filed with the Commission, to the effect set forth in Section 6(c) and (d) hereof, but modified as necessary to relate to the Registration Statement and the Prospectus as amended or supplemented at such date; provided, however, that in lieu of such opinion, such counsel may furnish each Agent with a letter to the effect that such Agent may rely on a prior opinion delivered under Section 6(c) or this Section 7(c) to the same extent as if it were dated the date of such letter and the statements therein related to the Registration Statement and the Prospectus as amended or supplemented at such date; provided further, that the Company shall not be required during any period in which it has instructed each Agent to cease or each Agent has ceased soliciting offers to purchase Securities to furnish each Agent with such opinion or letter, provided that the obligation of each Agent to begin thereafter to solicit offers to purchase Securities shall be subject to the delivery of such opinion or letter dated not earlier than the date of the most recent fiscal quarter end if such delivery is so requested by the Agent.

(d) Within a reasonable time after each date on which the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information or any document that contains additional financial information, such as a Quarterly Report on Form 10-Q, shall be incorporated by reference into the Prospectus, the Company shall cause PricewaterhouseCoopers LLP to furnish each Agent with a letter, addressed jointly to the Company and the Agents and dated such date, substantially in the form attached hereto as Exhibit G; provided, however, that within a reasonable time after the filing with the Commission of each Annual Report of the Company on Form 10-K, the Company shall instead furnish each Agent with a letter addressed jointly to the Company and the Agents and dated such date, to the effect set forth in Section 6(e) insofar as Section 6(e) relates to such additional financial information; provided further, that the Company shall not be required during any period in which it has instructed each Agent to cease or each Agent has ceased soliciting offers to purchase Securities to furnish each Agent with either letter referred to above in this paragraph, provided that the obligation of each Agent to begin thereafter to solicit offers to purchase Securities shall be subject to the delivery of (i) such letter substantially in the form of Exhibit G with respect to the period commencing with the beginning of the first fiscal quarter following the date of the most recent Annual Report of the Company on Form 10-K and ending with the end of the most recent fiscal quarter or, if later, the period as to which the Company would but for this proviso be required to furnish such a letter and (ii) such letter to the effect set forth in Section 6 (e) with respect to the most recent Annual Report of the Company on Form 10-K.

(e) The Company agrees to offer to any person who shall have agreed to purchase Securities (including any Agent that has agreed to purchase Securities pursuant to Section 4 hereof) the right not to purchase such Securities if, on the settlement date for such purchase, the conditions set forth in Sections 6(a) and (b), or either of them, shall not be satisfied.

8. Indemnification and Contribution.

(a) The Company will indemnify and hold harmless each Agent and each person, if any, who controls any Agent within the meaning of the Act against any losses, claims, damages or liabilities, joint or several, to which such Agent or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and will in each case, as such expenses are incurred, reimburse each Agent and each such controlling person for any legal or other expenses reasonably incurred by such Agent or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that in each case the Company will not be liable to an Agent or person controlling such Agent in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such documents in reliance upon and in conformity with written information furnished to the Company by such Agent through the Lead Agent specifically for use therein. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

(b) Each Agent, severally but not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the

Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any Time of Sale Information relating to the Securities, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Agent through the Lead Agent specifically for use therein; and will, as such expenses are incurred, reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability that such Agent may otherwise have. The Company acknowledges that the statements set forth in the third and fourth sentences of the fourth paragraph, the second sentence of the eighth paragraph and the fourteenth paragraph under the heading “Plan of Distribution” in the prospectus supplement forming a part of the Prospectus constitute the only information furnished in writing by or on behalf of the several Agents for inclusion in the Prospectus, and the Agents confirm that such statements are correct.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnifying party in connection with the defense thereof other than reasonable costs of investigation.

(d) If recovery is not available under the foregoing indemnification provisions of this Section, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution for liabilities and expenses, except to the extent that contribution is not permitted under Section 10(f) of the Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by the Company on the one hand and any Agent on the other from the offering by it pursuant to this Agreement of the Securities that are the subject of the action (taking into account the portion of the proceeds of the offering realized by each), the parties’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted the opportunity to correct and prevent any statement or omission, as well as any other relevant equitable considerations. The Company and the Agents agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation. Notwithstanding the provisions of this subsection (d), no Agent shall be required to contribute any amount in excess of the amount by which the commissions or underwriting discounts received by such Agent relating to the Securities that are the subject of the action and which were distributed to the public through it pursuant to this Agreement or upon resale of Securities purchased by it from the Company exceed the amount of any damages that such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Agents’ obligations to contribute are several in proportion to their respective obligations hereunder and are not joint.

9. Status of Each Agent. In soliciting offers to purchase Securities pursuant to this Agreement and in performing its other obligations hereunder, each Agent is acting individually and not jointly with the other Agents and, except as contemplated by Section 4, is acting solely as agent for the Company and not as principal. Each Agent will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Securities from the Company has been solicited by such Agent and accepted by the Company, but shall have no liability to the Company in the event any such purchase is not consummated. If the Company shall default in the performance of its obligation to deliver Securities to the Lead Agent on behalf of an Agent whose offer it has accepted, the Company shall (i) hold each Agent harmless against any loss, claim or damage arising from or as a result of such default and (ii) pay to each Agent any commission to which it would have been entitled had such Securities been delivered.

10. Survival of Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and the Agents set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation or statement as to the results thereof made by or on behalf of any Agent, the Company or any of their respective representatives, officers or directors or any controlling person and will survive delivery of and payment for the Securities. If this Agreement is terminated pursuant to Section 11 or for any other reason, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5(h) to the extent actually incurred by or committed to by an Agent to the date of such termination, the obligations of the Company pursuant to Section 5(b) shall remain in effect until the settlement of all pending deliveries of and payment for securities and the respective obligations of the Company and the Agents pursuant to Section 8 and the obligations of the Company pursuant to Section 5(d) shall remain in effect.

11. Termination. (a) The Company may elect to suspend or terminate the offering of Securities under this Agreement at any time. The Company also (as to any one or more of the Agents) or any Agent (as to itself) may terminate the appointment and arrangements described in this Agreement. Such actions may be taken, in the case of the Company, by giving prompt written notice of suspension to all of the Agents and by giving not less than one day’s written notice of termination to all of the Agents, or, in the case of an Agent, by giving not less than one day’s written notice of termination to the Company and the Lead Agent. The provisions of Sections 5(b), 5(e), 5(h), 8, 10 and 13 hereof shall survive any termination of this Agreement.

(a) Any Terms Agreement executed pursuant to Section 4(a) of this Agreement shall be subject to termination in the absolute discretion of the Lead Agent and by notice given to the Company at or prior to delivery of and payment for all the Securities, if (a) prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, (ii) trading in the common stock of the Company on the New York Stock Exchange shall have been suspended, (iii) a general moratorium on commercial banking activities in New York shall have been declared by Federal or New York authorities or (iv) there shall have occurred any outbreak of hostilities or escalation thereof or other calamity or crisis having an adverse effect on the financial markets of the United States and (b) the occurrence or consequences of any one or more of such events shall have, in the judgment of the Lead Agent, made it impracticable to market the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information, any Free Writing Prospectus and the Prospectus. The provisions of Sections 5(b), 5(e), 5(h), 8, 10 and 13 hereof shall survive any termination of the Terms Agreement and this Agreement.

(b) For the avoidance of doubt, in the event of termination of this Agreement or any Terms Agreement with respect to any Agent, such Agent shall not receive any compensation except in connection with a purchase by it of Securities actually consummated, provided that the foregoing shall in no way limit the provisions of Section 8, and that reimbursement by the Company to an Agent of out-of-pocket accountable expenses actually incurred by such Agent and to which such Agent is otherwise entitled as provided herein shall not be prohibited.

12. Notices. Except as otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Company shall be directed to it at 270 Park Avenue, New York, New York 10017, Attention: Office of the Secretary (facsimile No. (212) 270-2966) and notices to any Agent shall be directed to it at the address set forth in Exhibit A hereto.

13. Certain Agreements of the Agents. Each Agent hereby represents and agrees that:

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) any Issuer Free Writing Prospectus prepared and approved pursuant to Section 2(e) above, or (ii) any free writing prospectus prepared by such Agent and approved by the Company in advance in writing.

(b) It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Securities unless such terms have previously been included in a free writing prospectus filed with the Commission.

(c) It is not subject to any pending proceeding under Section 8A of the Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the period when a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Act) in connection with sales of Securities).

14. Governing Law; Counterparts. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. This Agreement may be executed in counterparts and the executed counterparts shall together constitute a single instrument.

JPMORGAN CHASE & CO.

		By:	/s/ Anthony J. Horan
		Name:	Anthony J. Horan
		Title:	Corporate Secretary

J.P. MORGAN SECURITIES INC.

By:	/s/ Stephen L. Sheiner
Name:	Stephen L. Sheiner
Title:	Vice President

A.G. EDWARDS & SONS, INC.

By:	/s/ Joyce P. Opinsky
Name:	Joyce P. Opinsky
Title:	Vice President

CHARLES SCHWAB & CO., INC.

By:	/s/ Peter Campfield
Name:	Peter Campfield
Title:	Vice President

EDWARD D. JONES & CO., L.P.

By:	/s/ Phil Schwab
Name:	Phil Schwab
Title:	General Partner

INCAPITAL, LLC

By:	/s/ Joseph J. Novak
Name:	Joseph J. Novak
Title:	Secretary

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Scott G. Primose
Name:	Scott G. Primose
Title:	Authorized Signatory

MORGAN KEEGAN & COMPANY, INC.

By:	/s/ Brian Mellone
Name:	Brian Mellone
Title:	Managing Director

RAYMOND JAMES & ASSOCIATES, INC.

By:	/s/ John J. Walsh
Name:	John J. Walsh
Title:	Vice President/General Principal

RBC DAIN RAUSCHER INC. D/B/A RBC CAPITAL MARKETS

By:	/s/ Paul Rich
Name:	Paul Rich
Title:	Director

UBS SECURITIES LLC

By:	/s/ Don Oliver
Name:	Don Oliver
Title:	Executive Director

By:	/s/ Carrie L. McCann
Name:	Carrie L. McCann
Title:	Executive Director

WACHOVIA SECURITIES LLC

By:	/s/ George J. Curci
Name:	George J. Curci
Title:	Senior Vice President

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